Gulf Resources Announces First Quarter 2021 Unaudited Financial Results and Provides Guidance for 2nd Quarter and Fiscal Year 2021

SHOUGUANG, China, May 17, 2021 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", "we," or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced unaudited financial results for the first quarter 2021 financial results and provides guidance for the second quarter and full fiscal year 2021.

The first quarters of 2020 and 2021 were both significantly impacted by the government forced closures related to winter weather and Chinese New Year. In 2021, our factories were closed from December 25, 2020 to February 19, 2021.

In addition, even though the factories were closed for a majority of the period, the Company still had to pay salaries, rent, and incurred depreciation and amortization. In other words, the Company had more than one month of production and three months of overhead. In addition, the Company also incurred substantial costs for the facilities that were still closed. Finally, because of the process of salt crystallization, winter is always the slowest season for crude salt production.

Despite all of the 4 operating bromine and crude salt facilities being closed for a majority of the quarter, the three other bromine and crude salt facilities awaiting government approval, the chemical factory being under construction, and the Sichuan facilities also awaiting government approval, Gulf Resources was still able to generate $3,341,395 in free cash flow ($0.33 cents per share*.)

Q1 Fiscal 2021 Highlights

Balance Sheet

The Company ended the first fiscal quarter of 2021 with cash of $96,699,324 ($9.67 per share*.) Net net cash per share (cash minus all liabilities) equaled $76,442,515 ($7.65 per share *). Working capital equaled $94,061,925 ($9.41 per share*). Shareholders’ equity equaled $272,337,459 ($27.24 per share*).

Income Statement

Net revenues for Q1 2021 increased by 843% to $5,259,243 compared to $557,670 in the previous year. The Company had 2 factories operating in 2020 and 4 factories in 2021. In the period in which they were operating in 2021, our factories produced positive results. Cost of goods sold in 2021 was 79.5% as compared to 165% in the previous year.

Loss from operations was ($3,281,424) as compared to ($4,835,429) in the prior year. Our net loss was ($2,502,124) as compared to ($3,539,758) in the prior year. Loss per share was ($0.25) as compared to ($0.37) in the prior year.

Several factors contributed to these losses. Our 4 operating facilities were only open in this quarter. The Company spent $2,613,483 on direct labor and factory overhead costs for facilities that were closed, compared to $3,610,423 in 2020. General and administrative expenses increased by $892,913, the majority of which was related to an unrealized foreign currency translation loss on intercompany balance compared to a gain in the previous year.

As noted, while the costs of closed factories, depreciation & amortization, and foreign currency losses caused the Company to report a loss, the Company did generate $3,341,395 in free cash flow.

Segment Reporting

Bromine & Crude Salt
On a segment basis, bromine revenues increased 939% to $4,810,990 from $462,846 in the prior year. Bromine production increased to 955 tonnes compared to 122 tonnes in the prior year, an increase of 683%. The average price of bromine increased 33% to $5,037 per tonne from $3,794 per tonne in the prior year.

Since the end of the quarter, bromine prices have continued increasing:

Month	RMB
July 2020	26,650
September 30, 2020	30,000
November 14, 2020	32,278
February 13, 2021	34,166
March 31,2021	35,044
April 7, 2021	35,772
May 12, 2021	40,437

(Note- RMB above are extracted from the website sunsirs.com.)

Since July 2020, bromine prices are up 52%. Since the end of Q1, bromine prices have been up 15%. Higher prices are important factors attributable to our profitability.

Crude salt revenues increased by 373% to $448,253 from the prior year. Because the factories were open for a short period of time and mining crude salt in the winter is difficult, first quarter revenues in both years were not significant. Nonetheless, bromine and crude salt profitability was impacted by overhead costs and closed facilities.

To our knowledge, the government is currently continuing to finalize the planning for all mining areas including that for prevention of flood. We continue to be optimistic that we will receive permission to open our remaining 3 factories. However, at this point in time, we cannot estimate the timing yet.

We have indicated in the past our interest in acquiring more bromine and crude salt facilities. However, at the present time, we are not in negotiation with any party. As bromine prices increase, companies with operating facilities are not anxious to sell. As the government is still developing its planning and environmental standards, we are not willing to risk our capital on purchasing facilities that do not have clear paths to operation.

Chemicals
We had no revenues from chemical segment in the first quarter. The loss from operations before income tax benefit in our chemical segment was $746,469.

The Company estimates the relocation process will cost approximately $64 million in total. The Company has already incurred costs of $35,635,297 comprising prepaid land lease, professional fees related to the design of the new chemical factory, purchase of plant and equipment, construction costs and installation costs. Most of the remaining expenditures will be incurred in 2021.

We expect our chemical factory construction to be completed by the end of the second quarter this year or immediately thereafter. Once the construction is completed, we plan to install the machinery and test the equipment during the remainder of the year and expect to begin trial production by the start of 2022. While this new factory will be smaller than the combined two old factories, the Company expects it to make higher net profit margin as we plan to focus more on the higher margin pharmaceutical intermediate products. We are optimistic by the progress we are making on constructing our new chemical factory. Management expects to continue to post photos on its website so investors can track the progress of the construction of the chemical factories.

Natural Gas
We had no revenues in our natural gas segment in the first quarter. Our natural gas business lost $54,787 in the quarter.

We are working with the governments of Tianbao Town, Daying County, and Sichuan Province in China closely, and plan to proceed with our application for the natural gas and brine project approvals with related government departments after the government has finalized the land and resources planning for Sichuan Province. As we noted previously, there are important gas discoveries in Tianbao Town, Daying County. Natural gas is a cleaner fuel than coal. China is in short supply of natural gas. We continue to be optimistic about the approval for our project.

Our natural gas business plans currently include three wells, our initial well located at Tianbao Town, Daying County, Sichuan Province in China and two others may be in nearby locations. In addition to natural gas, we plan to produce bromine and crude salt. We have found rich concentrations of bromine in Sichuan. However, because the area is mountainous, we will have to develop additional plans for the handling of salt and wastewater.

Guidanc
Because of the closures in the first quarter, the Company believes it would be helpful to provide guidance for the 2nd Quarter and the full 2021 fiscal year. For the second quarter, the Company estimates its net revenue will be in the range of $12.0 million to $14.0 million. Net income will be estimated to be in the range of $2.0 million to $2.4 million without considering non-operational factors.

For the full 2021 fiscal year, the Company estimates net revenue will be in the range of $45 million to $47 million and net income will be in the range of $4.2 million to $4.7 million without considering non-operational factors.

These estimates include only revenues from the 4 facilities currently in operation. No estimated revenues are included from the remaining three bromine and crude salt facilities, the new chemical factory under construction, or the natural gas and brine project in Sichuan. In addition, these estimates assume bromine prices could decline from the current levels and that the government will again suspend production for the winter season and Chinese New Year holidays. Because the 2022 Chinese New Year is 11 days earlier than the 2021 Chinese New Year, the closures may have more impact in the 4th quarter of 2021 as compared to the same quarter of 2020. The first quarter of 2022 could benefit from these additional days.

We do not know yet when we will receive approvals for our closed facilities or if the government will again force a winter closure, but we believe that we should be as conservative as possible.

Mr. Liu Xiaobin, the CEO of Gulf Resources stated, “Based on the strong results in the first quarter, we have confidence that our quarter and fiscal year will both be profitable. With the projected completion of our chemical factory and some of our other facilities, we look forward to strong financial results in fiscal 2022.”

“Over the past 3 ½ years, we have struggled with the closure of all of our facilities for environmental remediation as well as the impact of Typhoon Lekima,” Mr. Liu continued. “Even with all of our difficulties, balance sheet remains very strong. We have almost $97 million in cash, which may be used to build our chemical factory, open our closed facilities, and develop our business in Sichuan. We also believe that, with the exception of the remaining expenditures for our chemical factory, we will return to generating positive free cash flow and will achieve profits. As soon as we have visibility on the timing of production in our chemical factory as well as the opening of our closed facilities, we will present investors with our 5 year plan for growth.”

(*These calculations are based on the number of shares outstanding of 9,997,477 as of Mach 31, 2020)

Conference Call

Gulf Resources management will host a conference call on Tuesday, May 18, 2021 at 08:00 AM Eastern Time to discuss its First Quarter 2021 results ended March 31, 2021.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 407-8031 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (201) 689-8031.

The webcasting is also available then, just simply click on the link below:

http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 05/18/2021 11:00 AM ET - 05/25 /2021 11:00 AM ET. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 41354.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), ShouguangYuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit http://www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Expressed in U.S. dollars)

	March 31, 2021 Unaudited	December 31, 2020 Audited
Current Assets
Cash	$96,699,324	$94,222,538
Accounts receivable	4,859,705	6,521,798
Inventories, net	576,607	419,609
Prepayments and deposits	2,449,526	6,146,461
Other receivable	559	559
Total Current Assets	104,585,721	107,310,965
Non-Current Assets
Property, plant and equipment, net	149,966,631	148,947,689
Finance lease right-of use assets	183,550	186,272
Operating lease right-of –use assets	8,662,972	8,868,661
Prepaid land leases, net of current portion	10,063,469	10,134,004
Deferred tax assets	19,131,925	18,590,227
Total non-current assets	188,008,547	186,726,853
Total Assets	$292,594,268	$294,037,818

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts and other payable and accrued expenses	$8,549,889	$5,081,701
Taxes payable-current	1,405,772	1,326,179
Finance lease liability, current portion	250,591	217,070
Operating lease liabilities, current portion	317,544	477,350
Total Current Liabilities	10,523,796	7,102,300
Non-Current Liabilities
Finance lease liability, net of current portion	1,875,592	1,888,903
Operating lease liabilities, net of current portion	7,857,421	8,022,342
Total Non-Current Liabilities	9,733,013	9,911,245
Total Liabilities	$20,256,809	$17,013,545

Commitment and Loss Contingencies
	$—	$—
Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 10,043,307 shares issued; and 9,997,477 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	24,139	24,139
Treasury stock; 45,830 shares as of March 31, 2021 and December 31, 2020 at cost	(510,329)	(510,329)
Additional paid-in capital	97,435,316	97,435,316
Retained earnings unappropriated	148,886,232	151,388,356
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive income	2,268,557	4,453,247
Total Stockholders’ Equity	272,337,459	277,024,273
Total Liabilities and Stockholders’ Equity	$292,594,268	$294,037,818

See accompanying notes to the condensed consolidated financial statements.

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Expressed in U.S. dollars) (UNAUDITED)

	Three-Month Period Ended March 31,
	2021	2020

NET REVENUE
Net revenue	$5,259,243	$557,670

OPERATING EXPENSE
Cost of net revenue	(4,181,389)	(921,320)
Sales, marketing and other operating expenses	(9,545)	(2,243)
Direct labor and factory overheads incurred during plant shutdown	(2,613,483)	(3,610,423)
General and administrative expenses	(1,736,250)	(843,337)
Other operating expense	—	(15,776)
	(8,540,667)	(5,393,099)

LOSS FROM OPERATIONS	(3,281,424)	(4,835,429)

OTHER INCOME (EXPENSE)
Interest expense	(36,862)	(35,428)
Interest income	72,453	74,656
LOSS BEFORE TAXES	(3,245,833)	(4,796,201)

INCOME TAX BENEFIT	743,709	1,256,443

NET LOSS	$(2,502,124)	$(3,539,758)

COMPREHENSIVE LOSS:
NET LOSS	$(2,502,124)	$(3,539,758)
OTHER COMPREHENSIVE LOSS
- Foreign currency translation adjustments	(2,184,690)	(4,515,359)

COMPREHENSIVE LOSS	$(4,686,814)	$(8,055,117)

LOSS PER SHARE:
BASIC AND DILUTED	$(0.25)	$(0.37)

WEIGHTED AVERAGE NUMBER OF SHARES:
BASIC AND DILUTED	9,997,477	9,517,427

See accompanying notes to the condensed consolidated financial statements.

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Expressed in U.S. dollars) (UNAUDITED)

	Three-Month Period Ended March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,502,124)	$(3,539,758)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Interest on capital lease obligation	35,538	35,272
Depreciation and amortization	4,104,357	3,454,891
Unrealized exchange (gain) loss on translation of inter-company balances	104,812	(400,449)
Deferred tax asset	(743,709)	(1,256,443)
Common stock issued for services	—	—
Changes in assets and liabilities
Accounts receivable	1,637,800	4,245,576
Inventories	(162,099)	523
Prepayments and deposits	(71,888)	54,350
Other receivables	—	—
Accounts and Other payable and accrued expenses	830,751	(41,562)
Retention payable	—	—
Taxes payable	72,758	(18,999)
Prepaid land leases	—	(369,066)
Operating leases	35,199	38,022
Net cash provided by operating activities	3,341,395	2,202,357

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property, plant and equipment	—	(7,416,211)
Net cash used in investing activities	—	(7, 416,211

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(864,609)	(1,455,442)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	2,476,786	(6,669,296)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	94,222,538	100,301,986
CASH AND CASH EQUIVALENTS - END OF PERIOD	$96,699,324	$93,632,690

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$—	$—
Operating right-of-use assets obtained in exchange for lease obligations	$—	$—
SUPPLEMENTAL DISCLOSURE OF CASH NON-CASH INVESTING AND FINANCING ACTIVITIES
Increase in Property, plant and equipment transferred from Prepayment and deposits and included in Accounts and other payable and accrued expenses	$6,199,214	$—

See accompanying notes to the condensed consolidated financial statements.